Exhibit 10.8
EXECUTION VERSION

FIRST SUPPLEMENTAL INDENTURE
THIS FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of May 7, 2025, between GREEN PLAINS SPE LLC, a Delaware limited liability company (the “Issuer”), GREEN PLAINS INC., an Iowa corporation (the “Guarantor”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, as trustee (the “Trustee”), under the Indenture, dated as of February 9, 2021, as amended by Amendment No. 1 dated May 13, 2022 (the “Indenture”). Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Indenture.
W I T N E S S E T H:
WHEREAS, the Issuer, the Guarantor and the Trustee have heretofore executed and delivered the Indenture providing for the issuance by the Issuer of the Junior Secured Mezzanine Notes due 2026 (the “Notes”);
WHEREAS, Section 9.2 of the Indenture provides that, with the consent of the Holders of a majority in Aggregate Outstanding Principal Amount of the Notes (and, with respect to the amendment set forth in the definition of “Scheduled Maturity Date” as set forth below, each Holder of the applicable Notes affected thereby), the Issuer, the Guarantor and the Trustee may amend or supplement the Indenture or the Notes in accordance with such Section 9.2;
WHEREAS, the Issuer has heretofore delivered or is delivering contemporaneously herewith to the Trustee (i) copies of resolutions of the Board of Directors of the Issuer authorizing the execution of this Supplemental Indenture, (ii) evidence of the written consent of the Holders set forth in the immediately preceding paragraph and (iii) the Officer’s Certificate and the Opinion of Counsel described in Sections 12.2 and 12.3 of the Indenture; and
WHEREAS, all other acts and proceedings required by law and the Indenture necessary to authorize the execution and delivery of this Supplemental Indenture and to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been complied with or have been duly done or performed.
NOW, THEREFORE, in consideration of the foregoing and notwithstanding any provision of the Indenture which, absent this Supplemental Indenture, might operate to limit such action, the parties hereto, intending to be legally bound hereby, agree as follows:
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ARTICLE ONE
AMENDMENTS
SECTION 1.01. Amendments to Definitions. Section 1.1 (Definitions) of the Indenture is hereby amended by amending and restating the following definition in its entirety:
“Applicable Premium” means, with respect to any Note on any applicable Redemption Date, the greater of:
(a)    1.00% of the portion of the Outstanding Principal Amount of such Note that is being redeemed; and
(b)    the excess of:
(i)    the sum, as of such Redemption Date, of the respective present values of all then remaining payments of principal and interest under such Note that is being redeemed for the period from and including such Redemption Date through and including the Open Date, assuming that (A) all such scheduled payments are timely made and that the remaining Aggregate Outstanding Principal Amount and all accrued interest thereon shall be paid in full on the Open Date and (B) no other redemptions or acceleration of the Notes or Obligations shall be made or occur, determined by discounting each such payment to the present value thereof as of such Redemption Date at the Discount Rate; over
(ii)    the portion of the Outstanding Principal amount of such Note that is being redeemed.
“Scheduled Maturity Date” means May 15, 2026.

SECTION 1.02. Amendments to Definitions. Section 1.1 (Definitions) of the Indenture is hereby amended by adding the following definitions:
“Additional Guarantor” means each direct or indirect, wholly-owned Subsidiary of the Guarantor that provides an Additional Guaranty, other than the Issuer and Green Plains Shenandoah. As of the date hereof, the “Additional Guarantors” are Green Plains Fairmont LLC, Green Plains Superior LLC, Green Plains Otter Tail LLC, Green Plains Madison LLC, Green Plains Wood River LLC, Green Plains York LLC, Fluid Quip Mechanical, LLC, and Green Plains Turnkey I LLC.
“Additional Guaranty” means the guaranty agreement substantially in the form attached hereto as Exhibit 1.
“Asset Sale” means:
(1)the sale, lease, conveyance or other disposition of any assets, property or rights outside of the ordinary course of business; and
(2)the issuance of equity interests by any of the Guarantor’s Subsidiaries or the sale of equity interests in any of the Guarantor’s subsidiaries.
Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:
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(1) any single transaction or series of related transactions that involves assets having a fair market value of less than $30.0 million;
(2) a transfer of assets between or among the Issuer, the Guarantor and the Additional Guarantors;
(3) the sale or other disposition of cash or cash equivalents;
(4) the sale, exchange or other disposition of obsolete, worn out, uneconomical or surplus assets (other, for the avoidance of doubt, than any real property); and
(5) foreclosures on, or condemnation of, assets and the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims.
“Grantor” means the Issuer, the Guarantor or an Additional Guarantor, as applicable.
“Material Real Estate Asset” means any “fee-owned” real property located in the United States, and the improvements thereto, that (together with such improvements) has a fair market value (as determined by the Issuer in good faith after taking into account any liabilities with respect thereto that impact such fair market value or, if not then readily determinable, a book value) in excess of $30.0 million.
“Net Proceeds” means the aggregate cash proceeds received in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, less any amounts required to be applied to the repayment of indebtedness secured by a Lien on the assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets.
“Trigger Date” means the earlier of (x) the date of release by the Guarantor of results of operations for the quarter ended June 30, 2025 (whether by press release of by the filing of a quarterly report on Form 10-Q) and (v) July 31, 2025.
SECTION 1.03. Additional Covenant. The Indenture is hereby supplemented by adding the following covenants to Article IV:

SECTION 4.35 Limitation on Indebtedness of the Issuer and the Additional Guarantors.
The Issuer shall not, and shall not permit any Additional Guarantor to, incur any Indebtedness, other than with respect to the Issuer, Indebtedness permitted to be incurred pursuant to Section 4.4.

SECTION 4.36 Additional Guarantors.
If any Subsidiary of the Guarantor that is not the Issuer or an Additional Guarantor acquires or otherwise comes into possession of any Material Real Estate Asset following the effective date of this Supplemental Indenture, then such Subsidiary shall within two business days of such date of acquisition or possession of such Material Real Estate Asset execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee and a notation of Note Guaranty, pursuant to a Guaranty Agreement substantially in the form of Exhibit 1, pursuant to which such Subsidiary shall jointly and severally and unconditionally guarantee, on a pari passu basis with all existing Note Guarantees, all of the Issuer’s Obligations under the Notes and the Indenture on the terms set forth in the Indenture.
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SECTION 4.37 Asset Sales.
The Issuer will not, and will not permit the Guarantor or any of the Additional Guarantors to, consummate an Asset Sale unless:
(1) the Issuer, Guarantor or Additional Guarantor, as applicable, receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (determined, for purposes of this clause (1), by the Issuer or, in the case of any asset(s) valued in excess of $30.0 million, by the Board of Directors of the Guarantor); and
(2) at least 75% of the consideration received in the Asset Sale is in the form of cash.
Within 5 days following the receipt of the Net Proceeds from any Asset Sale, the Issuer shall apply all of such Net Proceeds to redeem in cash all or a portion of the Notes at a Redemption Price of 100% of the outstanding principal amount of the Notes (plus accrued and unpaid interest to, but not including, the date of redemption) in accordance with the procedures set forth in Section 3.1(c), (d) and (e) of the Indenture.

SECTION 4.38 Trigger Date Security.
The Issuer shall deliver to the Trustee, on or prior to the Trigger Date, the following:
(1)supplemental Collateral Documents necessary or advisable to grant, in favor of the Trustee, a perfected security interest in substantially all assets of the Issuer, the Guarantor and the Additional Guarantors, in form and substance satisfactory to the Trustee (at the direction of the Holders). For the avoidance of doubt, such supplemental Collateral Documents shall include (i) customary provisions with respect to pledges of equity interests (substantially similar to those set forth in the Pledge Agreements) and delivery of relevant securities or instruments and (ii) customary documentation and/or control agreements necessary or advisable for perfection in, and control over, deposit accounts and securities accounts, in each case, subject to customary exceptions and limitations;
(2)mortgages, deeds of trust or deeds to secure debt (as applicable) (the “Supplemental Mortgages”) and grants of security interests on each real property owned by each Additional Guarantor (collectively, the “Supplemental Properties”), which shall in each case be (i) executed by the Additional Guarantor that owns the applicable Supplemental Property and (ii) in form acceptable for recording in the applicable jurisdiction and otherwise in form and substance satisfactory to the Trustee (at the direction of the Holders);
(3)to the extent required in such jurisdiction to perfect a security interest in fixtures, a UCC-1 financing statement with respect to the fixtures described in each Supplemental Mortgage in form and substance acceptable for recording in the jurisdiction of the applicable Supplemental Property and sufficient to perfect the Trustee’s security interest in such fixtures;
(4)a UCC-1 financing statement in form and substance acceptable for filing in the applicable jurisdiction of organization of each Grantor and sufficient to perfect the Trustee’s security interest in such Grantor’s personal property as described in the applicable Supplemental Mortgage (provided, however, with respect to the UCC-1 financing statements described in this subclause (i) and the preceding subclause (ii), the Trustee shall have the authority to file or record such UCC-1 financing statements in each applicable jurisdiction immediately
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upon and at any time after the occurrence of the Trigger Date, but the Trustee shall not file or record the same prior to the occurrence of the Trigger Date);
(5)a joinder to the Environmental Indemnity Agreement executed by each Grantor that owns a Supplemental Property, in form and substance satisfactory to the Trustee (at the direction of the Holders);
(6)a Title Policy insuring the Trustee’s Lien on such Supplemental Property, subject only to Permitted Exceptions and otherwise in form and substance satisfactory to the Trustee (at the direction of the Holders);
(7)such other documentation as the Title Company may require in order to issue the coverage described in the preceding clause (6), which may include, without limitation, an ALTA survey for such Supplemental Property and customary owner’s affidavits and indemnities; and
(8)date down endorsements to the Trustee’s insurance policies with respect to the Mt. Vernon Property and the Obion Property which increase the aggregate coverage thereunder consistent with the increase in the Aggregate Outstanding Principal Amount effected hereby, in each case in form and substance reasonably acceptable to the Trustee (at the direction of the Holders).

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ARTICLE TWO
MISCELLANEOUS
SECTION 2.01. Effective Date of this Supplemental Indenture. This Supplemental Indenture shall be executed and delivered as of the date first written above, and effective upon satisfaction of the following conditions precedent:
(a)     the Trustee shall have received executed counterparts of this Supplemental Indenture duly executed by the parties hereto;
(b)     the Trustee shall have received executed counterparts of the Additional Guaranty executed by each Additional Guarantor;
(c)    the Issuer shall have provided a written order and irrevocably directed the Trustee to cause an amount equal to $2,500,000 (the “Increased Amount”) to be added to the Aggregate Outstanding Principal Amount (and the Principal Amount of the Global Notes shall be increased by such Increased Amounts and authenticated in accordance with Section 2.2 of the Indenture). For the avoidance of doubt, on and after the date hereof, (1) the Increased Amount shall accrue interest at the applicable rate in accordance with the terms of the Indenture and (2) such Increased Amount shall be due and payable on the Maturity Date together with the other Obligations;
(d)    all costs, fees and expenses (including, without limitation, fees, charges and disbursements of Proskauer Rose LLP) payable to the Trustee or the Holders pursuant to the terms of this Supplemental Indenture and the Indenture or otherwise shall have been paid; and
(c)    at the time of and immediately after giving effect to this Supplemental Indenture, no Event of Default shall have occurred and be continuing on such date or would immediately result therefrom.
SECTION 2.02. Reference to and Effect on the Indenture. On and after the effective date, each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” (and all references to the Indenture in any other agreements, documents or instruments) shall mean and be a reference to the Indenture as supplemented by this Supplemental Indenture, unless the context otherwise requires. The Indenture, as supplemented by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument.
Issuer hereby (a) unconditionally ratifies and confirms, renews and reaffirms all of its obligations under the Note Documents (as modified by this Amendment), (b) acknowledges and agrees that such obligations remain in full force and effect, binding on and enforceable against Issuer in accordance with the terms, covenants and conditions of the Note Documents, without modification or impairment, and Issuer remains unconditionally liable in accordance with and subject to the terms, covenants and conditions of the Note Documents and (c) ratifies, confirms, renews and reaffirms in all respects and without condition, all of the terms, covenants and conditions set forth in the Note Documents (as modified by this Amendment). The execution and delivery of this Amendment shall not constitute a novation or accord and satisfaction, or a modification of the lien, encumbrance or security title of any of the Note Documents. This Amendment shall not be construed as a consent, waiver or amendment of any other provision of the Indenture or any of the other Note Documents or for any purpose except as expressly set forth herein or as a consent to any further or future action on the part of Issuer or Guarantor that would require the consent or waiver of Trustee or any Holder.
SECTION 2.03. Governing Law. Section 12.6 of the Indenture shall apply to this Supplemental Indenture.
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SECTION 2.04. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
SECTION 2.05. Severability. In case any provision in this Supplemental Indenture or the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
SECTION 2.06. Successors. All agreements of the Issuer in this Supplemental Indenture and the Notes will bind its respective successors. All agreements of the Trustee in this Supplemental Indenture and the Notes will bind its respective successors.
SECTION 2.07. Trust Indenture Act Controls. No modification of any provisions of the Indenture effected by this Supplemental Indenture is intended to eliminate or limit any provision of the Indenture that is required to be included therein by the Trust Indenture Act of 1939, as amended, as in force as of the effectiveness of this Supplemental Indenture.
SECTION 2.08. Trustee Disclaimer; Trust. The recitals and representations and warranties contained in this Supplemental Indenture shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. The Trustee accepts the trust created by the Indenture, as supplemented by this Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented hereby.
SECTION 2.09. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall constitute but one and the same instrument.
SECTION 2.10. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.
SECTION 2.11. Representations and Warranties. Each of Issuer and Guarantor, as applicable, hereby represents and warrants, as of the date hereof, that: (a) Issuer and Guarantor each has the full power and authority to execute, deliver and perform its respective obligations under this Supplemental Indenture; (b) all representations made by each of Issuer and Guarantor in the Note Documents are true and correct as of the date of this Supplemental Indenture; (c) each Note Document is in full force and effect; and (d) as of the date of this Supplemental Indenture, none of the Obligor Parties or Guarantor has any defenses, claims, rights of set-off or counterclaims against Trustee or any Holder under, arising out of, or in connection with, the Note Documents, or any of the Obligations.

SECTION 2.12. Material Real Property. Each of the Issuer and the Guarantor, as applicable, hereby represents and warrants, as of the date hereof, that the only Subsidiaries of the Guarantor (other than the Issuer and the PropCos) that own Material Real Estate Assets as of the date hereof are Green Plains Shenandoah LLC, Green Plains Fairmont LLC, Green Plains Superior LLC, Green Plains Otter Tail LLC, Green Plains Madison LLC, Green Plains Wood River LLC, Green Plains York LLC and Green Plains Central City LLC.
SECTION 2.13. Guarantor. Guarantor hereby (a) unconditionally ratifies and confirms, renews and reaffirms all of Guarantor’s obligations under the Note Guaranty and the other Note Documents to which Guarantor is a party, (b) acknowledges and agrees that such obligations remain in full force and effect, binding on and enforceable against Guarantor in accordance with the terms,
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covenants and conditions of the applicable Note Documents, without modification or impairment, and Guarantor remains unconditionally liable in accordance with and subject to the terms, covenants and conditions of the Note Guaranty and the other Note Documents to which Guarantor is a party, and (c) ratifies and confirms, renews and reaffirms in all respects and without condition, all of the terms, covenants and conditions set forth in the and the Note Guaranty and the other Note Documents to which Guarantor is a party.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed all as of the date hereof.

Green Plains SPE LLC, as the Issuer

By: Green Plains Inc., sole Member

By: /s/ Phil Boggs
Name: Phil Boggs
Title: CFO

Green Plains Inc., as the Guarantor

By: /s/ Phil Boggs
Name: Phil Boggs
Title: CFO

Wilmington Trust, National Association,
as Trustee

By: /s/ Amedeo Morreale
Name: Amedeo Morreale
Title: Vice President

[Signature Page to First Supplemental Indenture]
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